Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	November 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 11, 2023 to shareholders of record November 30, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2023 to October 31, 2024. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2023		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$ 0.023	36%	$ 0.023	36%
Net Realized Short-Term Capital Gains	0.001	1%	0.001	1%
Net Realized Long-Term Capital Gains	0.040	61%	0.040	61%
Return of Capital (or Other Capital Source)	0.001	2%	0.001	2%
Total (per common share)	$ 0.065	100%	$ 0.065	100%

August 31, 2023

Average annual total return* on NAV for the 5 years				5.97%

Annualized current distribution rate as a percentage of NAV				9.81%

Cumulative total return on NAV for the fiscal YTD				-0.98%

Cumulative fiscal YTD distributions as a percentage of NAV				8.18%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	December 2023

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2024 to shareholders of record December 29, 2023, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2023 to October 31, 2024. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2023		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$ 0.015	23%	$ 0.039	30%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.005	7%	0.044	34%
Return of Capital (or Other Capital Source)	0.045	70%	0.047	36%
Total (per common share)	$ 0.065	100%	$ 0.130	100%

November 30, 2023

Average annual total return* on NAV for the 5 years				5.34%

Annualized current distribution rate as a percentage of NAV				9.81%

Cumulative total return on NAV for the fiscal YTD				8.23%

Cumulative fiscal YTD distributions as a percentage of NAV				0.82%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	January 2024

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 12, 2024 to shareholders of record January 31, 2024, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2023 to October 31, 2024. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2024		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$ 0.012	18%	$ 0.051	26%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.009	14%	0.052	27%
Return of Capital (or Other Capital Source)	0.044	68%	0.092	47%
Total (per common share)	$ 0.065	100%	$ 0.195	100%

November 30, 2023

Average annual total return* on NAV for the 5 years				5.34%

Annualized current distribution rate as a percentage of NAV				9.81%

Cumulative total return on NAV for the fiscal YTD				8.23%

Cumulative fiscal YTD distributions as a percentage of NAV				0.82%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	February 2024

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 11, 2024 to shareholders of record February 29, 2024, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2023 to October 31, 2024. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2024		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$ 0.013	20%	$ 0.062	24%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.052	80%	0.122	47%
Return of Capital (or Other Capital Source)	-	-	0.076	29%
Total (per common share)	$ 0.065	100%	$ 0.260	100%

November 30, 2023

Average annual total return* on NAV for the 5 years				5.34%

Annualized current distribution rate as a percentage of NAV				9.81%

Cumulative total return on NAV for the fiscal YTD				8.23%

Cumulative fiscal YTD distributions as a percentage of NAV				0.82%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	March 2024

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 10, 2024 to shareholders of record March 28, 2024, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2023 to October 31, 2024. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	March 2024		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$ 0.017	26%	$ 0.081	25%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.023	36%	0.146	45%
Return of Capital (or Other Capital Source)	0.025	38%	0.098	30%
Total (per common share)	$ 0.065	100%	$ 0.325	100%

February 29, 2024

Average annual total return* on NAV for the 5 years				5.88%

Annualized current distribution rate as a percentage of NAV				10.23%

Cumulative total return on NAV for the fiscal YTD				6.37%

Cumulative fiscal YTD distributions as a percentage of NAV				3.41%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	April 2024

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 10, 2024 to shareholders of record April 30, 2024, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2023 to October 31, 2024. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	April 2024		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$ 0.007	11%	$ 0.090	23%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.058	89%	0.215	55%
Return of Capital (or Other Capital Source)	-	-	0.085	22%
Total (per common share)	$ 0.065	100%	$ 0.390	100%

February 29, 2024

Average annual total return* on NAV for the 5 years				5.88%

Annualized current distribution rate as a percentage of NAV				10.23%

Cumulative total return on NAV for the fiscal YTD				6.37%

Cumulative fiscal YTD distributions as a percentage of NAV				3.41%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.